Exhibit 99.1
Owens Corning and Subsidiaries
Recast Segment Information
(unaudited)

Roofing

The table below provides a summary of net sales and EBITDA for the Roofing segment:

	Three Months Ended				Twelve Months Ended
(in millions)	March 31, 2024	June 30, 2024	September 30, 2024	December 31, 2024	December 31, 2024
Net sales	$1,098	$1,252	$1,221	$1,059	$4,630
EBITDA	338	437	419	338	1,532
EBITDA as a % of net sales	31%	35%	34%	32%	33%

Insulation

The table below provides a summary of net sales and EBITDA for the Insulation segment:

	Three Months Ended				Twelve Months Ended
(in millions)	March 31, 2024	June 30, 2024	September 30, 2024	December 31, 2024	December 31, 2024
Net sales	$957	$974	$1,008	$987	$3,926
EBITDA	223	246	248	228	945
EBITDA as a % of net sales	23%	25%	25%	23%	24%

Doors

The table below provides a summary of net sales and EBITDA for the Doors segment:

	Three Months Ended				Twelve Months Ended
(in millions)	March 31, 2024	June 30, 2024	September 30, 2024	December 31, 2024	December 31, 2024
Net sales	$—	$311	$573	$564	$1,448
EBITDA	—	61	89	82	232
EBITDA as a % of net sales	—%	20%	16%	15%	16%

Exhibit 99.1
Owens Corning and Subsidiaries
Recast Segment Information
(unaudited)

Corporate, Other and Eliminations
The table below provides a summary of EBITDA for the Corporate, Other and Eliminations category:

	Three Months Ended				Twelve Months Ended
(in millions)	March 31, 2024	June 30, 2024	September 30, 2024	December 31, 2024	December 31, 2024
Restructuring excluding depreciation and amortization	$(10)	$(34)	$—	$(29)	$(73)
Gains on sale of certain precious metals	—	—	19	—	19
Paroc marine recall	(1)	(6)	(1)	(50)	(58)
Strategic review-related charges	(2)	(15)	(16)	(13)	(46)
Acquisition-related transaction costs	(18)	(29)	(2)	—	(49)
Acquisition-related integration costs	—	(21)	(53)	(9)	(83)
Loss on Sale of Business	—	—	—	(91)	(91)
Impairment of venture investment	—	—	(13)	(2)	(15)
Recognition of acquisition inventory fair value step-up	—	(12)	(6)	—	(18)
General corporate expense and other	(46)	(66)	(51)	(78)	(241)
EBITDA	$(77)	$(183)	$(123)	$(272)	$(655)

Total Owens Corning
The table below provides a summary of consolidated net sales for continuing operations of Owens Corning:

	Three Months Ended				Twelve Months Ended
(in millions)	March 31, 2024	June 30, 2024	September 30, 2024	December 31, 2024	December 31, 2024
Net sales	$2,017	$2,497	$2,763	$2,574	$9,851